UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2013

GENMARK DIAGNOSTICS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34753

Delaware	27-2053069
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

5964 La Place Court, Suite 100

Carlsbad, California

(Address of principal executive offices, including zip code)

760-448-4300

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The following disclosure is provided pursuant to subsection (e) of Item 5.02 of Form 8-K.

Named Executive Officer 2012 Bonus Payments

On March 6, 2013, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of GenMark Diagnostics, Inc. (the “Company”) approved the following bonus payments to the Company’s President and Chief Executive Officer, Chief Financial Officer, and each of the Company’s other named executive officers (collectively, the “NEOs”):

Individual	Bonus Payment ($)
Hany Massarany	456,750
Richard Slansky	96,174
Jon Faiz Kayyem, Ph.D.	87,892
Jennifer Williams	118,925
Jeff Hawkins	104,475

The foregoing bonus payments were authorized by the Compensation Committee under the terms of the Company’s 2012 Bonus Plan (the “2012 Plan”) based on certain target bonus amounts and the achievement of certain financial, product development and individual performance goals approved by the Compensation Committee in February 2012. The Compensation Committee provided each of the Company’s executive officers with an opportunity to elect to receive the bonus amounts described above in the form of (a) 100% cash, or (b) one half in cash and a number of restricted stock units equal to the quotient of (i) one half of their authorized bonus multiplied by 1.5, and (ii) the closing price of the Company’s common stock as of the grant date (the “Bonus RSUs”). Those NEOs electing to receive 50% of their respective bonus payment in the form of Bonus RSUs pursuant to the foregoing election are identified below.

Named Executive Officer Equity Awards

On March 6, 2013, the Compensation Committee granted each of the NEOs the following equity awards under the terms of the Company’s 2010 Equity Incentive Plan (the “2010 Equity Plan”):

Individual	Stock Options	Restricted Stock Units	Bonus RSUs
Hany Massarany	77,000	50,000	31,457
Richard Slansky	23,000	15,000	6,624
Jon Faiz Kayyem, Ph.D.	17,000	13,000	6,053
Jennifer Williams	33,000	22,000	8,190
Jeff Hawkins	27,000	18,000	—

Stock options granted to the NEOs identified above have a ten year term and vest 25% on the first anniversary of the grant date and in equal monthly installments thereafter over the following three years. Restricted stock units granted to the NEOs identified above (other than Bonus RSUs) vest 25% on the first anniversary of the grant date and in equal quarterly installments over the following three years. The Bonus RSUs vest 100% on the second anniversary of the grant date.

The foregoing equity awards are subject to the terms and conditions of the 2010 Equity Plan, which was filed with the Securities and Exchange Commission on April 20, 2010 as an exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-165562). The terms of the restricted stock units and the Bonus RSUs described herein are also subject to the terms of the applicable restricted stock units agreement and grant notice, forms of which are attached hereto as Exhibit 99.1.

Approval of 2013 Bonus Plan

On March 6, 2013, the Compensation Committee adopted of the GenMark Diagnostics, Inc. 2013 Bonus Plan (the “2013 Plan”), which provides for the payment to eligible employees, including the NEOs, of cash incentive compensation for the 2013 calendar year performance period. The Compensation Committee established a target bonus for Mr. Massarany under the 2013 Plan equal to100% of his annual base salary. The Compensation Committee established a target bonus for each of the other NEOs equal to 50% of their respective 2013 base salaries. Bonuses payable under the 2013 Plan are based on certain financial, product development, organizational and individual performance goals as approved by the Compensation Committee. Based on actual performance, a participant in the 2013 Plan may receive between 0% and 150% of his or her target bonus amount under the 2013 Plan.

The foregoing description of the 2013 Plan is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the 2013 Plan, a copy of which is attached hereto as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

99.1	Form of Restricted Stock Units Grant Notice and Agreement

99.2	The GenMark Diagnostics, Inc. 2013 Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GENMARK DIAGNOSTICS, INC.

Date: March 12, 2013	/s/ Richard Slansky
Richard Slansky
Chief Financial Officer

EXHIBITS

Exhibit Number	Description

99.1	Form of Restricted Stock Units Grant Notice and Agreement

99.2	The GenMark Diagnostics, Inc. 2013 Bonus Plan